SALES CONTRACT

By and Between

ROBERTS PROPERTIES RESIDENTIAL, L.P.,

a Georgia limited partnership,

as Seller,

and

BRADLEY PARK APARTMENTS, LLC,

a Georgia limited liability company

as Purchaser.

January 26, 2015

Property Located At:

Land Lots 205 and 206 of the 2nd District, 1st Section, Forsyth County, Georgia

SALES CONTRACT

THIS AGREEMENT is made and entered into this day 26th of January, 2015 (the “Effective Date”), by and between ROBERTS PROPERTIES RESIDENTIAL, L.P., a Georgia limited partnership (hereinafter referred to as the “Seller”), and BRADLEY PARK APARTMENTS, LLC, a Georgia limited liability company (hereinafter referred to as the “Purchaser”).

ARTICLE I -- PROPERTY TO BE CONVEYED

A.      Seller shall sell to Purchaser, and Purchaser shall purchase from Seller, upon the terms and conditions hereinafter set forth: (i) that certain parcel of land described on Exhibit B attached hereto and by this reference incorporated herein (hereinafter referred to as the “Land”, or the “Property”); and (ii) Seller’s right, title and interest in all engineering and architectural materials, intellectual property, third party reports, design drawings and surveys relating to the Property.

B.      The Land consists of approximately 22.03 acres of unimproved real property and is located in Land Lots 205 and 206 of the 2nd District, 1st Section, Forsyth County, Georgia.

ARTICLE II -- PURCHASE PRICE

The purchase price (hereinafter referred to as the “Purchase Price”) for the Property shall be Three Million Three Thousand and No/100 Dollars ($3,003,000.00). Subject to all prorations and adjustments provided herein, the Purchase Price shall be paid as follows:

A.      Concurrently with the full execution of this Agreement, Purchaser shall pay to Commonwealth Land Title Insurance Company, Atlanta, Georgia office (the “Escrow Agent”) the sum of Ten Thousand and No/100 Dollars ($10,000.00) (such amount together with all interest earned thereon is hereinafter referred to as the “Initial Deposit”), by check subject to collection or by wire-transfer, such amount to be deposited in an interest-bearing account with a national bank whose deposits are insured by the FDIC. If Purchaser does not send the Notice to Proceed (as hereinafter defined) to Seller prior to the Hard Date (as hereinafter defined), the Initial Deposit shall be returned to Purchaser. If Purchaser does send the Notice to Proceed to Seller on or before the Hard Date, Purchaser shall within three (3) business days after the Hard Date pay to the Escrow Agent an additional Fifteen Thousand and No/100 Dollars ($15,000.00) (such amount, together with all interest earned thereon, is hereinafter referred to as the “Subsequent Deposit”), by check subject to collection or by wire transfer, which will be deposited in the same interest-bearing account as was deposited the Initial Deposit. The Initial Deposit and the Subsequent Deposit are herein collectively referred to as the “Deposit”. The Deposit shall be applied toward the Purchase Price due at Closing (as hereinafter defined) if the closing contemplated herein is consummated as herein provided, or shall otherwise be applied as elsewhere provided in this Agreement.

Bradley Park Sales Contract

Exhibit 10.1

B.      At the Closing, Escrow Agent shall pay the Deposit to Seller to be applied against the Purchase Price, and the balance of the Purchase Price shall be paid by Purchaser to Seller at Closing by wire-transfer of funds immediately available to Seller.

C.      (i) The Escrow Agent joins in the execution of this Agreement solely for the purpose of acknowledging and agreeing to the provisions of this Section II C.

 (ii) The duties of the Escrow Agent shall be as follows:

(a)      During the term of this Agreement, the Escrow Agent shall hold and disburse the Deposit in accordance with the terms and provisions of this Agreement.

(b)      The Escrow Agent shall pay the Deposit in accordance with the joint written instructions of Seller and Purchaser in any of the following events: (i) if this Agreement shall be terminated by the mutual written agreement of Seller and Purchaser, or (ii) if the Escrow Agent shall be unable to determine at any time to whom the Deposit should be paid, or (iii) if a dispute shall develop between Seller and Purchaser concerning to whom the Deposit should be paid. In the event that such written instructions shall not be received by the Escrow Agent within ten (l0) days after the Escrow Agent has served a written request for instructions upon Seller and Purchaser, then the Escrow Agent shall have the right to pay the Deposit into any court of competent jurisdiction and interplead Seller and Purchaser in respect thereof, and thereupon the Escrow Agent shall be discharged of any obligations in connection with this Agreement.

(c)      Subject to Section II C (ii) (k) hereof, if costs or expenses are incurred by the Escrow Agent in its capacity as Escrow Agent because of litigation or a dispute between the Seller and Purchaser arising out of the holding of the Deposit in escrow, Seller and Purchaser shall each pay the Escrow Agent one-half of such reasonable costs and expenses. Except for such costs or expenses, no fee or charge shall be due or payable to the Escrow Agent for its services as Escrow Agent.

(d)      By joining herein, the Escrow Agent undertakes only to perform the duties and obligations imposed upon the Escrow Agent under the terms of this Agreement and expressly does not undertake to perform any of the other covenants, terms and provisions incumbent upon the Seller and the Purchaser hereunder.

(e)      Purchaser and Seller hereby agree and acknowledge that the Escrow Agent assumes no liability in connection herewith except for negligence or willful misconduct; that the Escrow Agent shall never be responsible for the validity, correctness or genuineness of any document or notice referred to under this Agreement; and that in the event of any dispute under this Agreement, the Escrow Agent may seek advice from its own counsel and shall be fully protected in any action taken by it in good faith in accordance with the opinion of its counsel.

Bradley Park Sales Contract

Exhibit 10.1

(f)      All investments by Escrow Agent will be made in the regular course of business. To be entitled to same day investment (assuming good funds are provided), the Deposit must be received by noon; otherwise, such funds will be deposited on the next business day. All investments shall be subject to the rules, regulations, policies and procedures of the bank depository in which such monies are deposited.

(g)      Purchaser hereby certifies to Escrow Agent that Purchaser’s Federal tax identification number is 47-1711578.

(h)      The Deposit may be processed for collection in the normal course of business by Escrow Agent, but immediately thereafter the Deposit shall be deposited in a segregated escrow account and shall not be commingled with funds of others, such segregated escrow funds being at a bank of Escrow Agent’s choosing (the “Depository”). Escrow Agent shall not be accountable for any incidental benefit which may be attributable to the funds so deposited. Escrow Agent shall not be liable for any loss caused by the failure, suspension, bankruptcy or dissolution of the Depository.

(i)       Escrow Agent shall not be liable for loss or damage resulting from:

(i) any good faith act or forbearance of Escrow Agent;

(ii) any default, error, action or omission of any party, other than Escrow Agent;

(iii) any defect in the title to any property;

(iv) the expiration of any time limit or other delay which is not solely caused by the failure of Escrow Agent to proceed in its ordinary course of business, and in no event where such time limit is not disclosed in writing to the Escrow Agent;

(v) the lack of authenticity of any writing delivered to Escrow Agent or of any signature thereto, or the lack of authority of the signatory to sign such writing;

(vi) Escrow Agent’s compliance with all attachments, writs, orders, judgments, or other legal process issued out of any court;

(vii) Escrow Agent’s assertion or failure to assert any cause of action or defense in any judicial or administrative proceedings; or

(viii) any loss or damage which arises after the Deposit has been disbursed in accordance with the terms of this Agreement.

Bradley Park Sales Contract

Exhibit 10.1

(j)      Escrow Agent shall be fully indemnified by the parties hereto for all of its expenses, costs, and reasonable attorney’s fees incurred in connection with any interpleader action which Escrow Agent may file to resolve any dispute as to the Deposit, or which may be filed against the Escrow Agent. Such costs, expenses or attorney’s fees may be deducted from the Deposit.

(k)      If Escrow Agent is made a party to any judicial, non-judicial or administrative action, hearing or process based on acts of any of the other parties hereto and not on the malfeasance and/or negligence of Escrow Agent in performing its duties hereunder, the expenses, costs and reasonable attorney’s fees incurred by Escrow Agent in responding to such action, hearing or process may be deducted from the funds held hereunder and the party/parties whose alleged acts are a basis for such proceedings shall indemnify, save and hold Escrow Agent harmless from said expenses, costs and fees so incurred.

ARTICLE III – TITLE AND SURVEY

A.      Within five (5) business days after the Effective Date, Seller agrees to provide Purchaser a current updated survey of the Property at Seller’s expense (the “Survey”). Purchaser shall have the right to obtain any survey of the Property desired by Purchaser. The legal description contained in the Deed (hereinafter defined in Section IV A hereof) shall be that set forth on Exhibit B attached hereto. However, if requested by Purchaser, at Closing, Seller shall execute a Quit-Claim Deed in favor of Purchaser which will contain a legal description based upon the Survey.

B.      Purchaser shall obtain within fifteen (15) days after the Effective Date an owner’s title insurance commitment (the “Commitment”) from Commonwealth Land Title Insurance Company (the “Title Company”), together with legible copies of all matters referred to therein as exceptions to title. Prior to forty (40) days after the Effective Date, Purchaser shall deliver to Seller a statement of any objections to Seller’s title to the Property and any objections as to matters disclosed by the Survey or any other survey obtained by Purchaser. Seller shall have until forty-five (45) days after the Effective Date to cure any such objections, but Seller shall have no obligation to cure any such objections. In the event Seller fails or refuses to cure such objections on or before forty-five (45) days after the Effective Date, then Purchaser shall elect by written notice to Seller on or before the Hard Date, to either (i) terminate this Agreement and receive a full refund of so much of the Deposit as is then held by Escrow Agent, and thereafter this Agreement shall be null and void and of no further force or effect, and neither Purchaser nor Seller shall have any further rights, duties, liabilities or obligations to the other by reason hereof except for the Inspection Indemnity (defined in Section XIII A below); or (ii) waive such objections and consummate the transaction contemplated herein without reduction of the Purchase Price. If Purchaser does not provide Seller written notice of Purchaser’s election as above provided, then Purchaser shall be deemed to have waived such objections as provided in the aforesaid item (ii). Seller shall not be obligated to cure any objections. All matters as to which Purchaser has agreed to accept title subject to in accordance with this Section III B are hereinafter referred to as the “Permitted Exceptions”.

Bradley Park Sales Contract

Exhibit 10.1

C.      Purchaser shall have the right to have the Commitment and Survey updated until the Closing Date (hereinafter defined), and if any such update discloses any new title exceptions or survey matters as to which Purchaser has an objection and which were not of record as of the date of the Commitment, as to title matters, or which were not shown on the Survey, as to survey matters (any such new matter being referred to as a “new objection”), Purchaser shall deliver to Seller a statement of any such new objections and Seller shall have until the Closing Date to cure all such new objections. In the event that Seller fails to cure such new objections on or before the Closing Date (i) Purchaser may terminate this Agreement by written notice to Seller given on or before the Closing Date, whereupon Purchaser shall receive a full refund of so much of the Deposit as is then held by Escrow Agent, and thereafter this Agreement shall be null and void and of no further force or effect, and neither Purchaser nor Seller shall have any further rights, duties, liabilities or obligations to the other by reason hereof except for the Inspection Indemnity, or (ii) Purchaser may cure such new objections created or suffered by Seller and deduct the reasonable cost thereof from the Purchase Price otherwise payable by Purchaser at Closing; or (iii) Purchaser may waive such objections and consummate the transaction contemplated herein without reduction of the Purchase Price.

ARTICLE IV -- ITEMS TO BE DELIVERED BY SELLER AT CLOSING

At Closing Seller agrees to deliver the following items to Purchaser. Drafts of all documents to be delivered at Closing as specified in this Agreement shall be prepared by Purchaser’s counsel and submitted to Seller’s counsel for review and approval not later than three (3) days prior to the Closing Date.

A.      Title to the Property shall be conveyed by a limited warranty deed (herein called the “Deed”) which will (i) contain a limited warranty of title to the effect that Seller will warrant title to the Purchaser as against any claim by any person owning, holding or claiming by, through or under Seller, but not otherwise; and (ii) be subject to the Permitted Exceptions.

B.      A Seller’s Title Affidavit (in a form customarily utilized in Atlanta, Georgia) showing that all debts for labor and materials in respect of the Land have been paid in full.

C.      A duly executed Certification of Non-Foreign Status that pursuant to Section 1445 of the Internal Revenue Code, Seller is not a foreign person, foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations).

D.      A duly executed IRS Form 1099-S, a duly executed Designation of Reporting Agent Agreement and a duly executed Transferor Identification Certificate.

Bradley Park Sales Contract

Exhibit 10.1

E.      A duly executed Affidavit of Seller’s Residence that pursuant to O.C.G.A. §48-7-128, no withholding from the proceeds of the transaction contemplated herein is required.

F.      Such evidence as is required by the Title Company to delete any and all security deeds encumbering the Land from the Commitment to be marked at Closing.

G.      Evidence acceptable to Purchaser and acceptable to the Title Company that those acting for Seller have full authority to consummate the transaction contemplated in this Agreement.

H.      A duly executed Closing Statement evidencing the prorations between Seller and Purchaser and disbursements made in connection with this transaction.

I.        A duly executed assignment of all of Seller’s right, title and interest in and to all engineering and architectural materials, intellectual property, third party reports of any kind or nature, design drawings and surveys relating to the Property, if any and to the extent assignable, obtained by Seller within the twelve (12) months prior to the Effective Date.

J.       Duly executed assignments from Seller to Purchaser of all architectural, engineering and other contracts, licenses, permits, bonds and approvals obtained by Seller with respect to the Property, together with any required consents to such assignments from the other parties to such contracts.

K.      Any other documents referred to or specified in this Agreement or deemed reasonably appropriate by Purchaser’s and Seller’s counsel.

ARTICLE V -- ITEMS TO BE DELIVERED BY PURCHASER AT CLOSING

At Closing, Purchaser agrees to deliver the following items to Seller:

A.      The Purchase Price as required by and in the manner specified in Section II B hereof.

B.      Evidence reasonably acceptable to Seller that those acting for Purchaser have full authority to consummate the transaction contemplated in this Agreement.

C.      A duly executed Closing Statement evidencing the prorations between Seller and Purchaser and disbursements made in connection with this transaction.

D.      Any other documents referred to or specified in this Agreement or deemed reasonably appropriate by Seller’s and Purchaser’s counsel.

Bradley Park Sales Contract

Exhibit 10.1

ARTICLE VI -- TIME AND PLACE OF CLOSING AND CLOSING COSTS

A.      The consummation of the transaction contemplated herein shall take place through an escrow closing conducted by the Escrow Agent commencing at 10:00 A.M. on any business day specified by Purchaser in a notice given to Seller at least three (3) days prior to the specified business day, which business day is on or before the day sixty (60) days after the Hard Date and Seller’s receipt of the Notice to Proceed; provided, however, the foregoing notwithstanding, Purchaser shall have the right to extend the time for consummation of the transaction contemplated herein for an additional sixty (60) days, provided that, together with a copy of such extension notice sent to Seller by Purchaser (with a copy to Escrow Agent), no later than the day sixty (60) days after the Hard Date, Purchaser deposits with Escrow Agent a Twenty Thousand and No/100 Dollars ($20,000.00) additional earnest money deposit, which upon receipt by Escrow Agent shall be invested in the same interest-bearing account as was deposited the Deposit, and which upon receipt by Escrow Agent shall be included within the definition of and shall be a part of the Deposit. The consummation of the transaction contemplated herein is herein referred to as the “Closing”, and the date the Closing occurs is herein referred to as the “Closing Date”.

B.      At Closing, Seller shall pay the transfer tax and the recording fee incident to the Deed. At Closing, Purchaser shall pay all other closing expenses with respect to the closing of the transaction contemplated herein, including, without limitation, the cost of any survey obtained by Purchaser, all other recording fees, title examination cost and the premium incident to any title insurance policy to be issued to Purchaser, except that Seller and Purchaser will each pay their own attorney’s fees.

C.      At Closing, Purchaser shall pay to Seller Four Hundred Thousand and No/100 Dollars ($400,000.00) for reimbursement of development costs and as consideration for the exclusive right to own and use all of Seller’s plans, surveys, reports, permits, approvals, specifications, intellectual property, and bonds relating to the Property as further described on Exhibit A attached hereto. In addition, Seller shall assign to Purchaser any and all contracts or consulting agreements relating to the abovementioned items and Purchaser agrees to accept and assume said assignment.

D.      At Closing, Purchaser shall pay to Seller, in addition to the Purchase Price, Seven Hundred Seventy-Five Thousand and No/100 Dollars ($775,000.00) to reimburse Seller for all the prepaid sanitary sewer tap fees appurtenant to the Property, and Seller will transfer and assign to Purchaser all of Seller’s right, title and interest in and to such sanitary sewer tap fees.

E.      Possession of the Property will be delivered by Seller to Purchaser on the Closing Date.

Bradley Park Sales Contract

Exhibit 10.1

ARTICLE VII -- APPORTIONMENTS

The following items shall be apportioned at Closing and as of the Closing Date:

A.      All real property taxes, including the current installment for any assessment (special, bond, or otherwise), based on the amount of such taxes for the year during which the Closing occurs. In the event current year’s taxes are not available at the time of Closing, such proration shall be based upon the amount of such taxes for the previous year, and in the event there is a difference between the current year’s taxes and the taxes for the previous year based upon which the proration was effected, the amount of such taxes shall be reprorated immediately upon demand being made therefor by one party upon the other. Seller shall be entitled to receive all income in respect of the Property and shall be obligated to pay all expenses in respect of the Property for all time periods prior to and including the day prior to the Closing Date. Purchaser shall be entitled to receive all such income and shall be obligated to pay all such expenses for all time periods commencing with the Closing Date. In the event that any income or any expense item relating to the period prior to the Closing Date is received or appears after the Closing, such item(s) shall be adjusted between the Seller and the Purchaser within ten (10) days after such is discovered. This Section VII A shall survive the Closing of the transaction contemplated herein, but only for a period of thirty (30) days after which all prorations and adjustments shall be final as between Seller and Purchaser, except for the agreement to reprorate property taxes in the event the proration at Closing is based upon the previous year’s taxes.

ARTICLE VIII -- EMINENT DOMAIN

A.      If, prior to the Closing Date, all, or such a material portion of the Land as would make it difficult or impossible for Purchaser to construct its proposed development on the Land, is taken by condemnation or eminent domain or same is pending, or Seller has been given notice of such an intended taking, so much of the Deposit as is held by Escrow Agent shall be returned by Escrow Agent to Purchaser, and upon such return this Agreement shall terminate and be null and void and of no further force or effect and neither Purchaser nor Seller shall have any further rights, duties, liabilities or obligations to the other hereunder except for the Inspection Indemnity (hereinafter defined). If, prior to the Closing Date, there shall be any condemnation or eminent domain proceedings instituted or pending against less than such a material portion of the Land as would make it difficult or impossible for Purchaser to construct Purchaser’s proposed development on the Land, the Closing shall take place as provided herein without abatement of the Purchase Price, and there shall be assigned to the Purchaser at the Closing, all interest of the Seller in and to any condemnation awards which may be payable to the Seller on account of such occurrence. Seller shall notify Purchaser in writing of any notice of contemplated condemnation received by Seller prior to the Closing Date.

ARTICLE IX -- PURCHASER’S CONDITION PRECEDENT

Purchaser shall not be required to purchase the Property unless the following condition precedent has been satisfied on or before the Closing Date:

Bradley Park Sales Contract

Exhibit 10.1

A.      On or before sixty (60) days after the Effective Date (the “Hard Date”), Purchaser may, but shall have no obligation to, among other things, obtain soil borings, engineering reports, topographical surveys, evidence of the availability of utilities in sufficient capacities to serve Purchaser’s proposed development of the Property, and confirmation from Purchaser’s engineers that the topography, soil and subsurface conditions of the Property are suitable for the development contemplated by Purchaser without the imposition of impact fees, cash proffers or unacceptable conditions as determined by Purchaser in its sole discretion. Seller shall permit Purchaser to make the foregoing investigations. Regardless of whether or not Purchaser obtains such tests and studies by the Hard Date, Purchaser shall determine on or before the Hard Date, in its sole discretion, whether or not the condition of the Property is satisfactory. If Purchaser determines the Property is satisfactory, Purchaser shall, on or before the Hard Date, notify Seller and Escrow Agent that the Property is satisfactory and this condition precedent has been satisfied (which notice is hereinafter referred to as “Notice to Proceed”), and Purchaser shall deliver the Subsequent Deposit to Escrow Agent within three (3) business days after the Hard Date. If Purchaser fails to send to Seller the Notice to Proceed before the Hard Date, or if Purchaser fails to pay to Escrow Agent the Subsequent Deposit within three (3) business days after the Hard Date, Escrow Agent shall return the Initial Deposit to Purchaser and thereafter this Agreement shall terminate and be null and void and of no further force or effect and neither Purchaser nor Seller shall have any further rights, duties, liabilities or obligations to the other by reason hereof except for those matters that specifically survive such termination.

ARTICLE X -- REPRESENTATIONS AND WARRANTIES OF SELLER

Seller hereby represents and warrants to Purchaser, to the best of Seller’s knowledge, as follows:

A.      Seller has the right, power and authority to enter into this Agreement and to sell the Property in accordance with the terms hereof, and Seller has granted no option or right of first refusal to any person or entity to purchase the Property and has not entered into any other contract to sell the Property; and

B.      There are no parties in possession of the Property or entitled to possession thereof other than Seller.

Bradley Park Sales Contract

Exhibit 10.1

ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT NOTWITHSTANDING, IT IS UNDERSTOOD AND AGREED THAT THE PROPERTY IS BEING SOLD AND CONVEYED HEREUNDER, “AS IS, WHERE IS, AND WITH ALL FAULTS” WITH NO RIGHT OF SETOFF OR DEDUCTION TO THE PURCHASE PRICE AND WITHOUT ANY REPRESENTATION OR WARRANTY BY SELLER EXCEPT AS EXPRESSLY SET FORTH HEREIN. SELLER HAS NOT MADE AND IS NOT MAKING ANY EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES WHATSOEVER WITH RESPECT TO THE PROPERTY, INCLUDING, WITHOUT LIMITATION, ANY REPRESENTATION OR WARRANTY REGARDING THE SUITABILITY OF THE PROPERTY FOR ANY PARTICULAR PURPOSE OR RELATING IN ANY WAY TO HAZARDOUS SUBSTANCES OR ANY ENVIRONMENTAL MATTERS, SUITABILITY OF SOIL OR GEOLOGY, ABSENCE OF DEFECTS OR HAZARDOUS OR TOXIC SUBSTANCES OR WASTE. PURCHASER ACKNOWLEDGES AND REPRESENTS THAT PURCHASER IS ENTERING INTO THIS AGREEMENT WITHOUT RELYING UPON ANY SUCH STATEMENT, REPRESENTATION OR WARRANTY MADE BY SELLER OR BY ANY AGENT OR ANY OTHER PERSON AND BASED SOLELY UPON PURCHASER’S OWN INSPECTIONS AND INVESTIGATIONS OF THE PROPERTY. PURCHASER, FOR PURCHASER AND ITS SUCCESSORS AND ASSIGNS, HEREBY RELEASES SELLER FROM AND WAIVES ALL CLAIMS AND LIABILITY AGAINST SELLER IN CONNECTION WITH OR ARISING OUT OF ANY PHYSICAL OR ENVIRONMENTAL CONDITION IN, AT, ABOUT OR UNDER THE PROPERTY AND FURTHER RELEASES SELLER FROM AND WAIVES ALL CLAIMS AND LIABILITY AGAINST SELLER ATTRIBUTABLE TO THE PHYSICAL AND ENVIRONMENTAL CONDITION AND QUALITY OF THE PROPERTY, INCLUDING, WITHOUT LIMITATION, THE PRESENCE, DISCOVERY OR REMOVAL OF ANY HAZARDOUS WASTE, HAZARDOUS OR TOXIC SUBSTANCES, AS THOSE TERMS ARE DEFINED BY THE COMPREHENSIVE ENVIRONMENTAL RESPONSE, COMPENSATION AND LIABILITY ACT, THE TOXIC SUBSTANCES CONTROL ACT, AND THE RESOURCE CONSERVATION AND RECOVERY ACT, IN EACH CASE, AS AMENDED, AND AS MAY BE FURTHER AMENDED FROM TIME TO TIME, OR ANY OTHER FEDERAL OR STATE LAWS OR REGULATIONS RELATING TO ENVIRONMENTAL MATTERS IN, AT, ABOUT OR UNDER THE PROPERTY. AS BETWEEN PURCHASER AND SELLER, PURCHASER ASSUMES RESPONSIBILITY AND LIABILITY FOR ALL OBLIGATIONS ARISING SUBSEQUENT TO CLOSING AND ATTRIBUTABLE TO ANY HAZARDOUS SUBSTANCES IN, AT, ABOUT OR UNDER THE PROPERTY, AND AGREES TO INDEMNIFY SELLER FROM ANY LIABILITY RESULTING FROM THE PRESENCE ON, OR RELEASE FROM, THE PROPERTY OF ANY HAZARDOUS WASTE OR HAZARDOUS OR TOXIC SUBSTANCES ARISING SUBSEQUENT TO CLOSING AND OCCURRING DURING THE PURCHASER’S OWNERSHIP OF THE PROPERTY. ANYTHING HEREIN TO THE CONTRARY NOTWITHSTANDING, THE AGREEMENTS OF PURCHASER SET FORTH IN THIS PARAGRAPH SHALL SURVIVE THE CLOSING AND SHALL BE ENFORCEABLE AT ANY TIME.

As used herein, the words “to the best of Seller’s knowledge” or words of similar import shall mean and refer to the actual and not constructive knowledge, without investigation, of Charles S. Roberts, the President of Roberts Realty Investors, Inc., the general partner of Roberts Properties Residential, L.P., and not anything which he should have known but did not actually know.

Anything contained in this Agreement to the contrary notwithstanding, the representations and warranties of Seller contained in this Article X shall survive the Closing for a period of six (6) months only and shall not be merged in the Deed or in any of the other documents executed and delivered at Closing. Purchaser must file any lawsuit respecting a violation or breach of any of Seller’s warranties or representations contained in this Agreement within six (6) months after the Closing Date, and in the event that Purchaser does not file such a lawsuit within six (6) months after the Closing Date, Seller’s warranties and representations, and Purchaser’s rights in respect thereto, shall be terminated, null and void and of no further force or effect.

Bradley Park Sales Contract

Exhibit 10.1

ARTICLE XI -- DEFAULT AND REMEDIES

A.      In the event that the transaction contemplated herein is not closed and consummated because of Purchaser’s failure or breach to perform its obligations hereunder, as Seller’s sole remedy Escrow Agent shall pay the Deposit to Seller as Seller’s liquidated damages, and not as a penalty, it being otherwise difficult or impossible to determine Seller’s actual damages. Seller and Purchaser acknowledge that it is impossible to estimate the actual damages Seller would suffer from Purchaser’s breach of this Agreement, but that the liquidated damages provided herein represent a reasonable pre-estimate of such damages and Seller and Purchaser therefore intend to provide for liquidated damages as herein specified, and that the agreed upon liquidated damages are not punitive or penalties and are just, fair and reasonable, all in accordance with O.C.G.A. §13-6-7. The foregoing sentence shall in no form or fashion affect Seller’s rights and remedies against Purchaser in connection with the Inspection Indemnity.

B.      In the event that the transaction contemplated herein is not closed and consummated because of Seller’s failure or breach to perform its obligations hereunder, Purchaser shall have the right only (i) to terminate this Agreement by giving notice thereof to Seller and Escrow Agent, and upon receipt of such notice Escrow Agent shall return so much of the Deposit as is then held by Escrow Agent to Purchaser and thereafter this Agreement shall terminate and be null and void and of no further force or effect, and neither Seller nor Purchaser shall have any further rights, duties, liabilities or obligations to the other hereunder, or (ii) to sue Seller for specific performance of Seller’s obligations under this Agreement; which remedies specified in (i) and (ii) shall be in lieu of any other rights or remedies for Purchaser, including, without limitation, any right or claim for damages; provided, however, in the event that the remedy of specific performance is not available to Purchaser because Seller has voluntarily conveyed or encumbered the Property after the date of this Agreement, Purchaser shall have the right to sue Seller for the damages occasioned thereby to Purchaser. If Purchaser consummates the transaction contemplated in this Agreement it shall be conclusively deemed to have waived any breach by Seller of any covenant, representation or warranty under this Agreement (but not under any of the documents executed at Closing which shall continue in accordance with their terms) which the Purchaser knew or should have known existed prior to the Closing.

ARTICLE XII -- NOTICES

A.      Whenever any notice, demand, or request is required or permitted hereunder, such notice, demand or request shall be in writing and shall be hand-delivered in person or sent by FedEx or similar expedited overnight delivery service, all charges prepaid, to the addresses set forth below:

Bradley Park Sales Contract

Exhibit 10.1

To Seller:

Roberts Properties Residential, L.P.

375 Northridge Road

Suite 330

Atlanta, Georgia 30350

Attention: Mr. Anthony Shurtz

With a copy to:

Mr. Bobby Gellert

c/o Avenue Capital Group

AIII Manager, LLC

399 Park Avenue

New York, New York 10022

To Purchaser:

Bradley Park Apartments, LLC

c/o Roberts Properties, Inc.

375 Northridge Road

Suite 330

Atlanta, Georgia 30350

Attention: David Phillips

With a copy to:

Holt Ney Zatcoff & Wasserman, LLP

100 Galleria Parkway

Suite 1800

Atlanta, Georgia 30339

Attention: Sanford H. Zatcoff, Esq.

To Escrow Agent:

Commonwealth Land Title Insurance Company

4170 Ashford Dunwoody Road, NE

Suite 460

Atlanta, Georgia 30319

Attention: Susan Vander Meer

Any notice, demand, or request which shall be served upon any of the parties in the manner aforesaid shall be deemed sufficiently given for all purposes hereunder (i) at the time such notice, demand or request is hand-delivered in person, or (ii) on the day such notice, demand or request is deposited with FedEx or similar overnight delivery service in accordance with the preceding portion of this Article XII. Any party hereto shall have the right from time to time to designate by written notice to the other such other person or persons and at such other places in the United States as Purchaser or Seller desires written notices, demands, or requests to be delivered or sent in accordance herewith; provided, however, at no time shall either party be required to send more than an original and two (2) copies of any such notice, demand or request required or permitted hereunder. Notices from Seller may be executed and delivered by Seller’s counsel.

Bradley Park Sales Contract

Exhibit 10.1

ARTICLE XIII -- ACCESS

A.      Purchaser and its agents and representatives shall have the right to enter upon the Property at any reasonable time prior to the Closing Date, for any lawful purpose, including, without limitation, investigations, tests and studies, and survey purposes; provided, however, Purchaser shall pay for all such work performed on the Property and shall not permit the creation of any lien in favor of any contractor, subcontractor, materialman, mechanic, surveyor, architect or laborer, and Purchaser hereby expressly agrees to indemnify and hold Seller harmless with respect thereto; and provided further, however, that Purchaser hereby expressly agrees to indemnify and hold Seller harmless against any claim, damage or injury to either persons or property arising out of Purchaser’s or its agent’s, employees’ or representatives’ actions under this Article XIII. Prior to entering upon the Land, Purchaser shall deliver to Seller evidence that Purchaser has in effect a broad-form public liability insurance policy having a minimum combined single-limit coverage of $1,000,000.00, and that Purchaser has named Seller as an additional insured, and Purchaser shall deliver to Seller a Certificate of Insurance to the foregoing effect, naming Seller as an additional insured. The indemnification and hold harmless provisions contained in this Article XIII are herein collectively referred to as the “Inspection Indemnity”. This Article XIII shall survive the Closing of the transaction contemplated herein or any other termination of this Agreement.

ARTICLE XIV -- BROKERS

A.      Purchaser and Seller hereby represent to each other that no real estate broker or agent was involved in negotiating the transaction contemplated herein. In the event any claim(s) for real estate commissions, fees or compensation arise in connection with this Agreement and the transaction contemplated herein, the party so incurring or causing such claim(s) shall indemnify, defend and hold harmless the other party from any loss, claim or damage which the other party suffers because of said claim(s). This Article XIV shall survive the Closing of the transaction contemplated herein or any termination of this Agreement.

ARTICLE XV -- MISCELLANEOUS

A.      This Agreement constitutes the entire agreement between the parties hereto and cannot be changed or modified other than by a written agreement executed by both Purchaser and Seller.

Bradley Park Sales Contract

Exhibit 10.1

B.      If Seller desires, Purchaser shall cooperate with Seller in Seller’s effort to effect a tax-free exchange of the Property for other property of like kind pursuant to Internal Revenue Code §1031, and the regulations promulgated thereunder; provided, however, Seller shall bear all costs and expenses associated with any such exchange.

C.      Irrespective of the place of execution or performance, this Agreement shall be governed by and construed in accordance with the laws of the State of Georgia. This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party causing this Agreement to be drafted. If any words or phrases in this Agreement shall have been stricken out or otherwise eliminated, whether or not any other words or phrases have been added, this Agreement shall be construed as if the words or phrases so stricken out or otherwise eliminated were never included in this Agreement and no implication or inference shall be drawn from the fact that said words or phrases were so stricken out or otherwise eliminated. All terms and words used in this Agreement regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require.

D.      This Agreement may be executed in more than one counterpart, each of which shall be deemed an original.

E.      The captions of this Agreement are inserted for convenience or reference only and do not define, describe or limit the scope or intent of this Agreement or any of the terms hereof.

F.      Time is of the essence of this Agreement and each term and provision hereof. In the event that time for performance of any matter hereunder falls on a Saturday, Sunday or legal holiday, the time for performance shall automatically be extended to the next business day.

G.      If any term, covenant or condition of this Agreement or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement and the application of such terms, covenants and conditions to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant and condition of this Agreement shall be valid and be enforced to the fullest extent permitted by law.

H.      All rights, powers and privileges conferred hereunder upon the parties unless otherwise provided shall be cumulative and not restricted to those given by law.

I.        No failure of any party to exercise any power given such party hereunder or to insist upon strict compliance by any other party to its obligations hereunder, and no custom or practice of the parties in variance with the terms hereof, shall constitute a waiver of any party’s right to demand exact compliance with the terms hereof.

Bradley Park Sales Contract

Exhibit 10.1

J.       Purchaser shall have the right to waive any condition or contingency herein in Purchaser’s favor and Seller shall have the right to waive any condition or contingency herein in Seller’s favor.

K.      Anything contained in this Agreement to the contrary notwithstanding, except as specifically set forth in this Agreement to the contrary, the terms and provisions of this Agreement shall not survive Closing and shall be merged into the Deed.

L.      The provisions of this Agreement shall extend to, bind and inure to the benefit of the parties hereto and their respective successors, assigns and the legal representatives of their estates.

M.     This Agreement may be assigned by Purchaser without the consent of Seller or approval of Seller.

ARTICLE XVI – OFFER AND ACCEPTANCE

This Agreement has been executed first by Seller and shall be deemed a continuing offer by Seller to sell until 5:00 p.m. on January 26, 2015. If an executed and unaltered acceptance hereof is not returned to Seller at the address specified herein for notices to Seller, no later than 5:00 p.m. on January 26, 2015, such offer to sell shall be deemed withdrawn.

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Bradley Park Sales Contract

Exhibit 10.1

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, sealed and delivered the day and year first above written.

SELLER:

ROBERTS PROPERTIES RESIDENTIAL, L.P.,
a Georgia limited partnership

By:    Roberts Realty Investors, Inc., a Georgia corporation, its general partner

      By:       /s/ Anthony Shurtz

Anthony Shurtz

Chief Financial Officer

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Bradley Park Sales Contract

Exhibit 10.1

PURCHASER:

BRADLEY PARK APARTMENTS, LLC,
a Georgia limited liability company

By:    Roberts Bradley, LLC, a Georgia

limited liability company, its sole

member and manager

By:  Roberts Properties, Inc., a

        Georgia corporation, its sole member

        and manager

By:    /s/ David M. Phillips

    David M. Phillips

    Vice President of Development

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Bradley Park Sales Contract

Exhibit 10.1

Escrow Agent joins in the execution of this Agreement for the purpose of acknowledging the agreements set forth in this Agreement as to the holding of the Deposit.

ESCROW AGENT: COMMONWEALTH LAND TITLE INSURANCE COMPANY By: /s/ Susan Vander Meer Name: Susan Vander Meer Title: Escrow Manager

Bradley Park Sales Contract

Exhibit 10.1

EXHIBIT “A”

BRADLEY PARK APARTMENTS

Development and Construction Costs Reimbursed to Seller

At Closing, Purchaser shall pay to Seller Four Hundred Thousand and No/100 Dollars ($400,000.00) for reimbursement of development costs and as consideration for the exclusive right to own and use all of Seller’s plans, surveys, reports, permits, approvals, specifications, intellectual property, and bonds relating to the Property. In addition, Seller shall assign to Purchaser any and all contracts or consulting agreements relating to the abovementioned items and Purchaser agrees to accept and assume said assignment, which includes, but is not limited to, the architectural contract with Pieper O’Brien Herr Architects dated July 21, 2014 for Bradley Park Apartments.

Bradley Park Sales Contract

Exhibit 10.1

exhibit B

LEGAL DESCRIPTION

All that tract or parcel of land lying and being in Land Lots 205 and 206 of the 2nd District, 1st Section, Forsyth County, Georgia and being more particularly described as follow:

Commencing at the Southern end of the mitered intersection of the southerly right of way of Hutchinson Road (having a right of way width that varies) with the westerly right of way of State Route No. 9 (having a right of way width that varies); thence proceeding along the southerly right of way of Hutchinson Road, North 27 degrees 26 minutes 07 seconds West a distance of 14.43 feet to a point; thence North 72 degrees 04 minutes 13 seconds West a distance of 25.30 feet to a point; thence following a counterclockwise curve with an arc distance of 321.59 feet, having a radius of 1857.86 feet, subtended by a chord bearing and distance of North 77 degrees 01 minutes 45 seconds West, 321.19 feet to a point; thence North 07 degrees 59 minutes 44 seconds East a distance of 12.00 feet to a point; thence following a counterclockwise curve with an arc distance of 82.05 feet, having a radius of 1869.86 feet, subtended by a chord bearing and distance of North 83 degrees 15 minutes 42 seconds West a distance of 82.05 feet to a concrete marker found being the POINT OF BEGINNING; thence from said POINT OF BEGINNING as thus established, leaving the right of way of Hutchinson Road, South 20 degrees 51 minutes 00 seconds West a distance of 12.92 feet to a ¾ inch crimp top found; thence South 20 degrees 42 minutes 13 seconds West a distance of 198.00 feet to ¾ inch crimp top found; thence South 13 degrees 10 minutes 46 seconds West a distance of 429.07 feet to an iron pin set; thence proceeding along the property now or formerly owned by New South Holdings, LLC, North 88 degrees 47 minutes 41 seconds West a distance of 1352.10 feet to an iron pin set on the land lot line dividing land lots 204 and 205; thence along the lots of Manchester Park Subdivision, North 00 degrees 01 minutes 00 seconds East a distance of 1024.78 feet to an iron pin set; thence North 71 degrees 33 minutes 45 seconds East a distance of 51.86 feet to a concrete monument found on the southwesterly right of way of Hutchinson Road; thence along said right of way, following a counterclockwise curve with an arc distance of 283.21 feet, having a radius of 756.20, subtended by a chord bearing and distance of South 33 degrees 11 minutes 24 seconds East, 281.56 feet to a concrete monument found; thence continuing along said right of way, South 23 degrees 38 minutes 24 seconds West a distance of 102.15 feet to a concrete monument found; thence South 65 degrees 38 minutes 24 seconds East a distance of 30.01 feet to a concrete monument found; thence North 23 degrees 38 minutes 03 seconds East a distance of 90.88 feet to a point; thence following a counterclockwise curve with an arc distance of 605.58 feet, having a radius of 756.20 feet, subtended by a chord bearing and distance of South 69 degrees 17 minutes 57 seconds East, 589.53 feet to a point; thence North 87 degrees 45 minutes 32 seconds East a distance of 419.18 feet to a concrete monument found; thence South 02 degrees 14 minutes 28 seconds East a distance of 13.00 feet to a concrete monument found; thence North 87 Degrees 45 minutes 32 seconds East a distance of 34.02 feet to a concrete monument found; thence North 02 degrees 14 minutes 28 seconds West a distance of 13.00 feet to a concrete monument found; thence North 86 degrees 55 minutes 18 seconds East a distance of 41.21 feet to concrete monument found; thence following a clockwise curve with an arc distance of 252.58 feet, having a radius of 2008.92 feet, subtended by a chord bearing and distance of South 88 degrees 14 minutes 17 seconds East, 252.41 feet to a concrete monument found being the POINT OF BEGINNING.

The above described property is shown on an Alta/Acsm Land Title Survey For:

Roberts Properties Residential, L.P. Highway Nine Investor, LLC,

Commonwealth Land Title Insurance Company as Tract I, containing 959,542 Square Feet/22.03 Acres prepared by Travis Pruitt & Associates, Inc., dated August 1, 2005.

Bradley Park Sales Contract